GUARANTY


This GUARANTY is made as of the     day of August, 1999 by
Robert (Ken) Honeyman ("Guarantor") to and for the benefit of Y.L. Hirsch, Sholem Liebenthal, Amram Rothman, Joshua Heimlich, and Zvi
Y. Zelikovitz ("Holders").

WHEREAS:

A.  The Holders have purchased from Lakota Technologies,
Inc. ("Company"), $750,000 aggregate principal amount of the
Company's 8% Convertible Notes due August     , 2001 ("Convertible
Notes");

B. The Convertible Notes will be convertible into shares of the Company's common stock, par value $.01 per share
("Common Stock"); and

C. In order to induce the Holders to purchase the Convertible Notes, Guarantor has agreed to guarantee the (i) obligations of the Company under the Convertible Notes and the related transaction documents, including but not limited to the Securities Purchase Agreement ("Agreement"), the (ii) Company's obligations to issue to the Holders warrants to purchase shares of Common Stock of the Company and certain registration rights with respect to shares of Common Stock issuable (A) as interest under, and upon conversion of, the Convertible Notes (collectively, the "Conversion Shares"), and (B) upon exercise of the Warrants ("Warrant Shares"), all as set forth in the Registration Rights Agreement ("Registration Rights Agreement") executed simultaneously with the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.  The Guarantor hereby:

(a) Unconditionally and absolutely, irrevocably guarantees the due and punctual payment of the principal of the Convertible Notes, the interest thereon and any other monies due or which may become due thereon, the performance of the Company's obligations under the Agreement, the Registration Rights Agreement, and the Company's obligation to issue the Warrant Shares upon exercise by the Holders (collectively "Obligations");

(b) Waive diligence, presentment, protest, notice of dishonor, demand for payment, extension of time of payment, notice of acceptance of this guaranty, notice of nonpayment at maturity and notices of every kind, and consents to any and all forbearance and extensions of the time of payment of the Convertible Notes, it being the intention and agreement hereof that the Guarantor shall remain liable as principal, to and until the Obligations are fully repaid to the Holders and the Obligations are fully performed and observed by the Company, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of the Company or the Guarantor;

(c) Agree that the Guarantor shall have no right of subrogation whatsoever with respect to the Obligations;

(d) Agree that this Guaranty may be enforced by the Holders without first resorting to or exhausting any other security or collateral, or without first having recourse to the Convertible Notes, or without first commencing an action against the Company and agrees that this is a guaranty of payment, not collection; provided, however, that nothing contained herein shall prevent the Holders from suing on the Convertible Notes or suing the Company or exercising his rights pursuant to a certain Stock Pledge and Security Agreement executed and delivered simultaneously with this Guaranty ("Stock Pledge and Security Agreement"), and if such rights are exercised only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever due thereunder, shall be applied in reduction of the amount due under the Convertible Notes and the Holders shall not be required to institute or prosecute proceedings to cover any deficiency as a condition of any payment hereunder or enforcement hereof.

(e) Agree to pay the Holders' attorneys' fees and all costs and other expenses which the Holders reasonably expend or incur in collecting or compromising the Obligations or in enforcing this Guaranty against the Guarantor, whether or not a lawsuit is filed ("Enforcement Costs").

(f) Agrees that this Guaranty shall inure to the benefit of, and be enforced by, the Holders and any subsequent holders of the Convertible Notes and shall be binding upon and enforceable against the Guarantor and Guarantor's legal representatives, successors and/or assigns.

(g)  Agree that this Guaranty shall not be discharged,
limited, impaired or affected by:

(i) The existence or continuance of any obligation on the part of the Company under or with respect to the Convertible Notes, the Agreement, the Registration Rights Agreement or the
Warrant Shares;

(ii) The power or authority of the Company to issue the Convertible Notes or the power or authority of the Company to execute, acknowledge or deliver the Agreement, the Registration Rights
Agreement or the Warrant Shares;

(iii) Any defenses whatsoever that the Company may or might have to the payment of the Convertible Notes or to the performance or observance of any of the Obligations;

(iv)  The existence or non-existence of the Company as a legal entity;

(v) Any limitation or exculpation of liability of the Company that may be expressed or implied in the Convertible Notes, the Agreement or the Registration Rights Agreement;

(vi) The transfer or subordination of all or any part of the collateral described in the Stock Pledge and Security Agreement;

(vii) Any failure, neglect or omission on part of the Holders to realize or protect any of the collateral or security given in the Stock Pledge and Security Agreement, or to exercise any lien upon or right of appropriation of monies, credits or property of the Company toward payment of the Convertible Notes or performance of the Obligations;

(viii) Any defense (other than the full performance of the Obligations) that the Guarantor may or might have to the Guarantor's undertakings, liabilities and obligations hereunder, each and every such defense being hereby waived by the undersigned Guarantor; and

(ix) Any proceedings with respect to the voluntary or involuntary liquidation, dissolution, receiverships, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, imposition or readjusting of, or other similar proceedings affecting the Company, it being expressly understood and agreed that no such proceeding shall affect, modify, limit or discharge the liability or obligation of the Guarantor in any manner whatsoever, and that the Guarantor shall continue to remain liable under this Guaranty to the same extent and in the same manner as if such proceedings had not been instituted.

2. There shall be no release or discharge of the Guarantor, unless and until the Convertible Notes and Enforcement
Costs, if any, have been fully paid or the Obligations fully performed, as the case may be.

3. All references herein to the Company shall be deemed to include any successor or successors, whether immediate or remote, to such corporation or partnership.

4. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

5. No delay on the part of the Holders in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holders of any right or remedy shall preclude other or further exercise of any other right or remedy; nor shall any modification, termination, discharge or waiver of any of the provisions there be binding upon the Holders except as expressly set forth in a writing duly signed and delivered on behalf of the Holders.

6. The provisions hereof shall be binding upon the Guarantor and upon his heirs, legal representatives, successors and/or assigns, and shall inure to the benefit of the Receiver and its successors and/or assigns.

IN WITNESS WHEREOF, the Guarantors have executed this instrument the day and year first above written.


                                  GUARANTOR:

                                  /s/Ken Honeyman
                                  ROBERT (KEN) HONEYMAN



ACKNOWLEDGMENT


STATE OF GEORGIA       )
                       ) ss.:
COUNTY OF              )


On August       , 1999, before me personally appeared Robert
(Ken) Honeyman, the person described in the foregoing Guaranty, who signed the Guaranty in my presence and acknowledged to me that he signed the same.



/s/NOTARY PUBLIC